Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

UMB BANK, NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

44-0201230
I.R.S. Employer Identification No.

1010 Grand Blvd.
Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

Mauri J. Cowen
UMB BANK, NATIONAL ASSOCIATION
5555 San Felipe, Suite 870
Houston, Texas 77056
(713) 300-0857
(Name, address and telephone number of agent for service)

Southern First Bancshares, Inc.
(Exact name of obligor as specified in its charter)

South Carolina	58-2459561
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Verdae Boulevard, Suite 100, Greenville,
SC	29607
(Address of Principal Executive Offices)	(Zip Code)

4.75% Fixed-to-Floating Rate Subordinated Notes due 2029
(Title of the Indenture Securities)

FORM T-1

Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

(a) Name and address of each examining or supervising authority to which it is subject.

The Comptroller of the Currency
Mid-Western District
2345 Grand Avenue, Suite 700
Kansas City, Missouri 64108
Federal Reserve Bank of Kansas City
Federal Reserve P.O. Station
Kansas City, Missouri 64198
Supervising Examiner
Federal Deposit Insurance Corporation
720 Olive Street, Suite 2909
St. Louis, Missouri 63101

(b) Whether it is authorized to exercise corporate trust powers.

Yes

Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15

Items 3-15 are not applicable because, to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-74008).
2.	Certificate of Authority from the Comptroller of the Currency evidencing a change of the corporate title of the Association (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-74008).
3.

Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers and a letter evidencing a change of the corporate title of the Association (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-74008).

4.	Bylaws, as amended of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-74008).
5.	A copy of each Indenture referred to in Item 4, if the obligor is in default. Not applicable.
6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Registration Statement No. 333-74008).
7.	Report of Condition of the Trustee as of September 30, 2019 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.
8.	A copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act. Not applicable.
9.	Foreign trustees are required to file a consent to serve of process of Form F-X [§269.5 of this chapter]. Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, UMB BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Kansas City, State of Missouri on the 12 of December, 2019.

By:	/s/ Mauri J. Cowen
Mauri J. Cowen
Senior Vice President

Exhibit 7

Schedule RC from UMB September 30, 2019 Call Report

Umb Bank, National Association - FDIC Certificate Number: 8273

Consolidated Report of Condition for Insured Banks and Savings Associations for September 30, 2019

FFIEC 041
Page 17 of 85
RC-1

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands			RCON	Amount	
Assets					
1. Cash and balances due from depository institutions (from Schedule RC-A):					
a. Noninterest-bearing balances and currency and coin (1)			0081	657,455	1.a.
b. Interest-bearing balances (2)			0071	202,773	1.b.
2. Securities:					
a. Held-to-maturity securities (from Schedule RC-B, column A) (3)			JJ34	1,102,005	2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)			1773	7,411,818	2.b.
c. Equity securities with readily determinable fair values not held for trading (4)			JA22	160	2.c.
3. Federal funds sold and securities purchased under agreements to resell:					
a. Federal funds sold			B987	305	3.a.
b. Securities purchased under agreements to resell (5,6)			B989	463,087	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):					
a. Loans and leases held for sale			5369	11,025	4.a.
b. Loans and leases held for investment	B528	13,043,798			4.b.
c. LESS: Allowance for loan and lease losses (7)	3123	107,406			4.c.
d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)			B529	12,936,392	4.d.
5. Trading assets (from Schedule RC-D)			3545	72,734	5.
6. Premises and fixed assets (including capitalized leases)			2145	222,956	6.
7. Other real estate owned (from Schedule RC-M)			2150	2,939	7.
8. Investments in unconsolidated subsidiaries and associated companies			2130	0	8.
9. Direct and indirect investments in real estate ventures			3656	0	9.
10. Intangible assets (from Schedule RC-M)			2143	120,143	10.
11. Other assets (from Schedule RC-F) (6)			2160	760,941	11.
12. Total assets (sum of items 1 through 11)			2170	23,964,733	12.
Liabilities					
13. Deposits:					
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)			2200	19,486,735	13.a.
(1) Noninterest-bearing (8)	6631	6,854,811			13.a.1.
(2) Interest-bearing	6636	12,631,924			13.a.2.
b. Not applicable					
14. Federal funds purchased and securities sold under agreements to repurchase:					
a. Federal funds purchased (9)			B993	147,239	14.a.
b. Securities sold under agreements to repurchase (10)			B995	1,644,288	14.b.
15. Trading liabilities (from Schedule RC-D)			3548	0	15.
16. Other borrowed money (includes mortgage indebtedness) (from Schedule RC-M)			3190	16,860	16.
17. and 18. Not applicable					
19. Subordinated notes and debentures (11)			3200	0	19.

1 Includes cash items in process of collection and unposted debits.

2 Includes time certificates of deposit not held for trading.

3 **Institutions that have adopted ASU 2016-13 should report in item 2.a amounts net of any applicable allowance for credit losses, and item 2.a should equal Schedule RC-B, item 8, column A, less Schedule RI-B, Part II, item 7, column B.**

4 Item 2.c is to be completed only by institutions that have adopted ASU 2016-01, which includes provisions governing the accounting for investments in equity securities. See the instructions for further detail on ASU 2016-01.

5 Includes all securities resale agreements, regardless of maturity.

6 **Institutions that have adopted ASU 2016-13 should report in items 3.b and 11 amounts net of any applicable allowance for credit losses.**

7 **Institutions that have adopted ASU 2016-13 should report in item 4.c the allowance for credit losses on loans and leases.**

8 Includes noninterest-bearing, demand, time, and savings deposits.

9 Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."

10 Includes all securities repurchase agreements, regardless of maturity.

11 Includes limited-life preferred stock and related surplus.